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                                                                   EXHIBIT 3.1
                              CERTIFICATE OF TRUST

                                       OF

                               BSB CAPITAL TRUST I


            The undersigned trustees of BSB Capital Trust I, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq., hereby certify as follows:

            (a) The name of the business trust being formed hereby (the "Trust") is BSB Capital Trust I.

            (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                        Bankers Trust (Delaware)
                        E. A. Delle Donne Corporate Center
                        Montgomery Building
                        1011 Centre Road, Suite 200
                        Wilmington, Delaware 19805-1266

            IN WITNESS WHEREOF, the undersigned, being the sole initial trustees of the Trust, have duly executed this Certificate of Trust.

                              BANKERS TRUST (Delaware), not in its individual capacity but solely as Trustee



                              By:             /s/ M. Lisa Wilkins
                                 -----------------------------------------------
                                    Name:   M. Lisa Wilkins
                                    Title:  Assistant Secretary

                              BANKERS TRUST COMPANY, not in its individual capacity but solely as Trustee



                              By:             /s/ Marc Parilla
                                 -----------------------------------------------
                                    Name:   Marc Parilla
                                    Title:  Assistant Treasurer